THE RIGHTS OF OWNERS TO DIRECT THE VOTING SHARES

MAY BE RESTRICTED AS DESCRIBED IN PARAGRAPH 11 BELOW

EXHIBIT A TO

DEPOSIT AGREEMENT

No.

AMERICAN DEPOSITARY SHARES (Each American Depositary Share representing two deposited Shares)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

SHARES OF 25p EACH OF

GLAXOSMITHKLINE plc

(Incorporated under the laws of England)

The Bank of New York as depositary (hereinafter called the “Depositary”), hereby certifies that ________, or registered assigns IS THE OWNER OF ___________

AMERICAN DEPOSITARY SHARES

(herein called “American Depositary Shares”) representing deposited Ordinary Shares of 25p each (including evidence of rights to receive such shares, herein called “Shares”) of GlaxoSmithkline plc, an English public limited company (herein called the “Company”).  At the date hereof, each American Depositary Share represents two (2) Shares which are either deposited or subject to deposit under the Deposit Agreement at the London, England office of the Depositary (herein called the “Custodian”).  The Depositary’s Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y.  10286

1.

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of the American Depositary Receipts (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of December 27, 2000 (as it may be amended, modified or supplemented from time to time, herein called the “Deposit Agreement”), by and among the Company, Glaxo Wellcome plc, SmithKline Beecham plc, the Depositary and all owners (herein called “Owners”) and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of or in lieu of such Shares and held thereunder (such Shares and any and all of such securities, property and cash are herein called “Deposited Securities”).  Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued.  Delivery of such Deposited Securities may be made by the delivery of a certificate or certificates hereof or any other appropriate evidence of title hereof, properly endorsed or accompanied by proper instruments of transfer to such owner or as ordered by him.  Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.

TRANSFERS, SPLIT-UPS AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose, provided that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presentor of the Receipt or the depositor of Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees with respect to the surrender of any Receipt and withdrawal of any Deposited Securities as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, paragraph (25) of this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld or the transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company or those maintained for the Company by the Foreign Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to paragraph (25) hereof.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.

LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary.  The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

5.

WARRANTIES OF DEPOSITOR.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of Shares or sale of Receipts by that person is not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and Registration of Shares, which may but need not be the Foreign Registrar) of the Shares presented for deposit or other information, to execute and deliver such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or the Company may require by written notice to the Depositary or a Custodian.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the United Kingdom, if any, which is then performing the function of the regulation of currency exchange.

7.

CHARGES OF DEPOSITARY.

The Company agrees to pay the charges and reasonable expenses of the Depositary and those of any Registrar under the Deposit Agreement as agreed in writing between the Company and the Depositary, but the Company shall not pay or be liable for (i) fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 of the Deposit Agreement, (ii) taxes and other governmental charges, (iii) such fees as may from time to time be in effect for the registration, exchange or transfer of Shares generally on the share register of the Company (or the appointed agent of the Company for the transfer and registration of Shares, which need not be the Foreign Registrar) in connection with the making of deposits and withdrawals under the Deposit Agreement and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or it nominee on the making of deposits or withdrawals under the Deposit Agreement, (iv) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Owners of Receipts, and (v) such expenses as are incurred in the conversion of foreign currency by the Depositary pursuant to Section 4.05 of the Deposit Agreement.  The charges and reasonable expenses of the Depositary as theretofor agreed may at any time and from time to time be changed by agreement between the Company and the Depositary.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The Depositary shall charge any party to whom Receipts are issued pursuant to Section 2.03 of the Deposit Agreement or who surrenders Receipts and withdraws Deposited Securities pursuant to Section 2.05 of the Deposit Agreement a fee of $.05 or less per American Depositary Share (or portion thereof) for such issuance or cancellation, respectively, of a Receipt, except that no fee shall be charged to any party for the conversion of any unsponsored receipt to a Receipt issued pursuant to the Deposit Agreement.  Except as specified in the preceding sentence or as otherwise expressly provided in this Receipt or the Deposit Agreement, neither the Owners or holders of Receipts nor any other party depositing or withdrawing Deposited Securities shall be required to pay any of the charges or expenses of the Depositary or those of any Registrar. No party shall be charged for the transfer, exchange or registration of a Receipt.

The Depositary, subject to Paragraph (8) hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.

PRE-RELEASE OF RECEIPTS.

Notwithstanding Section 2.03 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.

TITLE TO RECEIPT.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.

DISCLOSURE OF BENEFICIAL OWNERSHIP.

Any person who is an Owner or holder of a Receipt, who after becoming interested (as defined in Part VI of the Companies Act 1985 of England) in any Shares (either directly or by virtue of the ownership of Receipts) is directly or indirectly interested in more than 3%, or such lesser percentage as may be required to be disclosed from time to time under any law, regulation, or practice of England, of the Shares shall, pursuant to the Companies Act 1985 of England, within 2 business days (or such lesser period as may be prescribed under such Act from time to time) after becoming so interested, send to the Company at the address set forth in Section 7.05 of the Deposit Agreement, by registered or certified mail, the following information:

1.

the background, identity, residence, and citizenship of, and the nature of such interest of, such person and all other persons by whom or on whose behalf purchases have been or are to be effected;

2.

the number of Shares and Receipts in which such person is interested, and the number of Shares and Receipts concerning which there is a right to acquire, directly or indirectly, by (i) such person, and (ii) by each associate of such person, giving the background, identity, residence, and citizenship of each such associate;

3.

if any material change occurs in the facts set forth in the statements to the Company, an amendment shall be transmitted to the Company setting forth such changes.

When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer, such partnership, limited partnership, syndicate or group shall be deemed a “person” for the purposes of this Paragraph (sometimes referred to in Paragraph (12) of this Receipt and Section 3.05 of the Deposit Agreement as a “connected person”).  In addition, each individual person comprising a part of such partnership, limited partnership, syndicate or other group shall also be deemed a “person” for the purposes of this Paragraph.

In determining, for the purposes of this Paragraph, the percentage of Shares, the shares shall be deemed to consist of the amount of the outstanding Shares, exclusive of any Shares held by or for the account of the Company or a subsidiary of the Company.

12.

COMPLIANCE WITH INFORMATION REQUESTS.

(a)

Notwithstanding any other provision of this Receipt and the Deposit Agreement, each Owner and holder agrees to comply with requests (sometimes referred to herein as a “Notice”) from the Company, pursuant to the Companies Act 1985 of England, Part VI Section 212, which are made to provide information as to the capacity in which such Owner or holder owns or owned Receipts and regarding the identity of any other person then or previously interested in such Receipts and the nature of such interest.

(b)

Any Owner or holder who fails to timely provide the information required by the Notice in respect of any Shares shall, in accordance with the Articles of Association of the Company, forfeit the right to (i) direct the voting of such Shares at any meeting of shareholders and (ii) exercise any other rights with respect to such Shares at any such meeting; provided, however, that in the case of any such Owner or holder so failing to comply who owns 0.25% or more of the Shares outstanding (a “Substantial Owner”) the directors of the Company may, in their absolute discretion, direct, by giving notice, that such Substantial Owner shall forfeit his right to (i) receive dividends in respect of such Shares and (ii) transfer such Shares otherwise than pursuant to an Arm’s Length Disposal.  Compliance with the requirements of a Notice shall be made within 14 days from the date of receipt of a Notice by an Owner.  The foregoing restriction on or limitations of rights with respect to Shares shall cease to apply whenever (i) the Owner or holder complies with the Notice or (ii) there has been an Arm’s Length Disposal of such Shares or the Receipts representing such Shares.  As used in this Paragraph (12)(b) and Section 3.05(b) of the Deposit Agreement, Arm’s Length Disposal means (i) a bona fide sale or transfer to a person who is not a connected person for full value (including such a sale of Shares on a stock exchange) or (ii) a disposal pursuant to a tender offer.

(c)

The foregoing Paragraphs (11) and (12)(a) and (12)(b) and Sections 3.04 and 3.05(a) and (b) of the Deposit Agreement are summaries of certain provisions of the Companies Act 1985 and the Company’s Articles of Association and are in all respects qualified by the full text thereof.  Reference to ownership of Shares in said Paragraphs (11) and (12) and Sections 3.04 and 3.05 of the Deposit Agreement shall be deemed to include ownership of Receipts evidencing American Depositary Shares representing Shares.

(d)

The Depositary agrees to use its reasonable efforts to comply with written requests received from the Company requesting that the Depositary forward any such requests from the Company to the Owner of Receipts and shall have no liability whatsoever other than to use such reasonable efforts to comply with such Company’s requests.

13.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the “Commission”).  Such reports, documents, and information are or will be available for inspection and copying by holders and Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

14.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution upon any Deposited Securities, the Depositary will, subject to the provisions of the Deposit Agreement, distribute the amount thus received to the Owner on the record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by either of the Company, the Custodian or the Depositary on account of taxes, or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars pursuant to Section 4.05 of the Deposit Agreement.

In addition, notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the Company and the Depositary may make such arrangements for the payment of dividends or other cash distribution in U.S. dollars as they may agree, including, but not limited to, the following:  On the date established by the Company for declaration of a dividend payable with respect to the Shares, the Company shall establish a U.S. dollar amount for such dividend or cash distribution payable in respect of the Share deposited hereunder.  The Depositary shall distribute such amount to Owners on the record date fixed in respect of such dividends or cash distribution in accordance with Section 4.06 of the Deposit Agreement in proportion to the number of American Depositary Shares representing Shares held by each of them, subject to adjustments as described in subclauses (a) and (b)(i) above.  The Company undertakes irrevocably to pay to the Depositary such U.S. dollar amounts as and when they become payable to Owners or as the Company and the Depositary may otherwise agree.  The provisions of Section 5.08 of the Deposit Agreement shall apply to acts performed or omitted in connection with this paragraph.  Owners and Beneficial Owners shall be deemed to agree that their right to any dividend or cash distribution paid in U.S. dollars in accordance with this paragraph shall be limited to the U.S. dollar amount set by the Company, as adjusted pursuant to subclauses (a) and (b)(i) above.

Subject to the provisions of Section 4.11 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason (including, without limitation, a determination that such distribution in the United States would be unlawful or any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company’s approval, and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement.  If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

15.

RIGHTS.

In the event that the Company offers or causes to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, will have discretion as to the procedure to be followed in making such rights available to the Owners of Receipts or in disposing of such rights on behalf of such Owners and making the net proceeds available in dollars to such Owners; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i)  if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Owners of Receipts by means of warrants or otherwise, the Depositary will distribute warrants or other instruments therefor in such form as it may determine to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Owners; or

(ii)

if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Owners of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for the account of the Owners of Receipts otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Owners because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Owners of Receipts and sell the securities represented by such rights, the Depositary will not offer such rights to the Owners of Receipts unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act; provided that nothing in the Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company to file such a registration statement or to endeavor to have such a registration statement declared effective.

16.

CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars and the resulting dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars shall be distributed to the Owners of Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners of Receipts entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Owners of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Owners of Receipts entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners of Receipts entitled thereto for whom such conversion and distribution is not practicable.

17.

WITHHOLDING.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them.

18.

RECORD DATES.

Whenever any distribution is being made upon any Deposited Securities or any meeting of owners of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date for the determination of the Owners of Receipts evidencing the American Depositary Shares representing such Deposited Securities who shall be entitled to receive such distributions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter.

19.

VOTING OF DEPOSITED SECURITIES.

Upon receipt of any notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, unless otherwise requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that each Owner of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of the Deposit Agreement and of law and of the Memorandum and Articles of Association of the Company and the Deposited Securities, to instruct the Depositary either (i) as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares or (ii) to irrevocably appoint such Owner of Receipts (or any other person such Owner shall name) in respect of any meeting (including any adjourned meeting) at which holders of Shares or other Deposited Securities are entitled to vote as the Depositary’s proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of Shares or other Deposited Securities evidenced by the Receipts held by such Owner as of the close of business on the specified record date, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given under (i) above telephonically or via the Internet, and, including an express indication that instructions may be given (or deemed given in accordance with the last sentence of this paragraph if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company.  Upon the telephonic or written request, including requests received via the Internet, of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable either, as the case may be, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipt or, if requested in writing, to irrevocably appoint such Owner of Receipts (or such person so named by such Owner) as the Depositary’s proxy with respect to the Shares or other Deposited Securities evidenced by the Receipts held by such Owner as of the close of business on the specified record date, in accordance with the instructions set forth in such request.  The Depositary shall not (i) vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities underlying a Receipt or (ii) appoint the Owner of such Receipt a proxy with respect to such Shares or Deposited Securities, other than in accordance with the instructions (or deemed instructions) from the Owner of such Receipt.  If no instructions are received by the Depositary from any Owner with respect to any of the Shares and Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Shares and Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided that no such instruction shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holder of Shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the date established by the Depositary for return of written instructions to ensure that the Depositary will either, as the case may be, vote the Shares or Deposited Securities or appoint a proxy, in accordance with the provisions set forth in the preceding paragraph.

20.

CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth additionally represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, unless the Company advises the Depositary to the contrary, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

21.

LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company shall incur any liability to any Owners or holders of any Receipts, if by reason of any provision of any present or future law of the United States or the United Kingdom or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, or of the Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement, the Memorandum and Articles of Association of the Company and the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or holders of Receipts, except that they agree to use their best judgment and good faith in the performance of their obligations set forth in the Deposit Agreement.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary exercised its best judgment and good faith while it acted as Depositary.  The Company agrees to indemnify the Depositary and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them or (ii) by the Company or any of its agents.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

22.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

23.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

24.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt, upon surrender of such Receipt at the Corporate Trust Office of the Depositary, upon the payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement (except as otherwise agreed in writing between the Company and the Depositary), and upon payment of any applicable taxes or governmental charges, will be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore surrendered their receipts, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.

25.

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding any terms of this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.